UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT SCHEDULE 14A

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Subject: 2022 ORCC Annual Meeting

Hi XX,

I hope you’re doing well.

I am reaching out to see whether you or your team would like to speak with our management team prior to our June 29th Annual Meeting. We would welcome the opportunity to discuss any questions you may have on our proxy statement and get your perspective on our governance profile.

If you would like to speak before casting your vote, please let me know when works for your schedule.

All the best,

XX

Subject: RE: 2022 ORCC Annual Meeting

Hi XX,

I wanted to follow up on my earlier note since I noticed we haven’t received your vote yet.

You can view our 2022 proxy statement here and there are 3 items on this year’s ballot:

•	Proposal 1: To elect two board members, Edward D’Alelio and Craig W. Packer, for 3-year terms; Mr. D’Alelio is our current Board Chairman and Mr. Packer is our current CEO

•	Proposal 2: To ratify the appointment of KPMG as independent registered public accounting firm for the fiscal year ending December 31, 2022

•

Proposal 3: To transact other business as may properly come before the annual meeting, or any postponement or adjournment thereof; the Board is not aware of any other business, but this simply allows the Board to address it should it arise

You can vote by going to www.proxyvote.com or by calling 1-800-690-6903 and providing the control number which is listed in the email or proxy card you received.

We very much appreciate your support!

XX

Subject: 2022 Annual Meeting – Please Vote

All – We wanted to make you aware that proxy materials for our BDCs were sent to all shareholders over the past month. If you were a shareholder of record as of April 7, 2022 (or, for ORCIC only, as of April 22, 2022) we would encourage you to vote as soon as possible by going to www.proxyvote.com or by calling 1-800-690-6903 and providing the control number which is listed in the email or proxy card you received.

There are 3 proposals on the ballots for this year:

•

Proposal 1: To elect board members for 3-year terms (for ORCC, ORCC II, ORCC III, ORCIC, and ORTF: Edward D’Alelio and Craig W. Packer; for ORTF II: Edward D’Alelio, Craig W. Packer, and Alan Kirshenbaum)

•	Proposal 2: To ratify the appointment of KPMG as independent registered public accounting firm for the fiscal year ending December 31, 2022

•	Proposal 3: To transact other business as may properly come before the annual meeting, or any postponement or adjournment thereof

The Board of Directors unanimously recommend investors vote “FOR” each of the proposals. The voting deadline is June 28, 2022 at 11:59 PM EST.

Please let us know if you have any questions.

Thanks,

XX